SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                 Date of Report
                 (Date of earliest
                 event reported):        August 13, 2003


                            Oshkosh Truck Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Wisconsin                        1-31371                       39-0520270
---------------                ----------------              -------------------
(State or other                (Commission File                 (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)


                    P.O. Box 2566, Oshkosh, Wisconsin 54903
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


                                 (920) 235-9151
                        -------------------------------
                        (Registrant's telephone number)


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
Item 5. Other Events and Regulation FD Disclosure.

     Oshkosh Truck Corporation (the "Company") is undertaking to meet the requirements of Rule 416(b) under the Securities Act of 1933, as amended, regarding its Registration Statement No. 333-10596 (the Registration Statement") relating to the Oshkosh Truck Corporation Employee Stock Purchase Plan (the "Plan"). Under Rule 416(b), if additional securities are issued as a result of a stock split prior to the completion of the distribution of the securities covered by a registration statement, then the additional securities are covered by the registration statement, provided that the registration statement is amended. On August 13, 2003, the Company effected a 2-for-1 stock split (the "Stock Split") of its outstanding common stock, $.01 par value ("Common Stock").

     The Registration Statement registered 50,000 shares of Common Stock and 33,333 Preferred Share Purchase Rights attached to the Common Stock to be sold pursuant to the Plan. Pursuant to Rule 416(b), by virtue of this filing, the Registration Statement is deemed to cover the additional shares of Common Stock and Preferred Share Purchase Rights that are issuable as a result of the Stock Split.


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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              OSHKOSH TRUCK CORPORATION



Date:  October 2, 2003        By: /s/ Charles L. Szews
                                  -------------------------------------------
                                  Charles L. Szews
                                  Executive Vice President and
                                  Chief Financial Officer





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